Exhibit 10.3

SERVICES AGREEMENT

THIS SERVICE AGREEMENT (the “Agreement”) is made on May 15, 2018

BETWEEN

NEBOZÍZEK S.R.O. (the “Customer”)

- AND –

VADO CORP.

(the “Service Provider”).

RECITALS

The Customer wishes to be provided with the Services (defined below) by the Service Provider and the Service

Provider agrees to provide the Services to the Customer on the terms and conditions of this Agreement.

1.     Key Terms

1.1  Services

The Service Provider shall provide the following services ("Services") to the Customer in accordance with the terms and conditions of this Agreement:

            Waffle Table Cloth Napkin Embroidery (the “Embroidery”).

1.2  Delivery of the Services

a.    Start date: The Service Provider shall commence the provision of the Services within 7 days of receipt of prepayment.

b.

Completion date: The Service Provider shall complete the Services within one week of Start date.

1.3   Price

c.

As consideration for the provision of the Services by the Service Provider, the price for the provision of the Services is $6,000 (Six Thousand US dollars) ("Price").

d.

The Price includes embroidery on 6,000 napkins 3,654 stiches each.

1.4 Payment

e.    The Customer agrees to prepay the Price to the Service Provider.

f.     The method of payment of the Price by the Customer to the Service Provider shall be by cash or wire transfer.

g.

Any charges payable under this Agreement are exclusive of any applicable taxes, tariff surcharges or other like amounts assessed by any governmental entity arising as a result of the provision of the Services by the Service Provider to the Customer under this Agreement and such shall be payable by the Customer to the Service Provider in addition to all other charges payable hereunder.

2.     General terms

2.1 Warranty

a.    The Service Provider represents and warrants that:

i.        it will perform the Services with reasonable care and skill; and

ii.

the Services provided by the Service Provider to the Customer under this Agreement will not infringe or violate any intellectual property rights or other right of any third party.

2.2 Limitation of liability

b.

Subject to the Customer’s obligation to pay the Price to the Service Provider, either party’s liability in contract, tort or otherwise (including negligence) arising directly out of or in connection with this Agreement or the performance or observance of its obligations under this Agreement and every applicable part of it shall be limited in aggregate to the Price.

c.

To the extent it is lawful to exclude the following heads of loss and subject to the Customer’s obligation to pay the Price, in no event shall either party be liable for any loss of profits, goodwill, loss of business, loss of data or any other indirect or consequential loss or damage whatsoever.

d.    Nothing in this Clause 2.2 will serve to limit or exclude either Party’s liability for death or personal injury arising from its own negligence.

2.3 Term and Termination

e.    This Agreement shall be effective on the date hereof and shall continue until the Completion Date.

f.      Either Party may terminate this Agreement upon notice in writing.

g.

Any termination of this Agreement (howsoever occasioned) shall not affect any accrued rights or liabilities of either Party nor shall it affect the coming into force or the continuance in force of any provision hereof which is expressly or by implication intended to come into or continue in force on or after such termination.

2.4  Relationship of the Parties

The Parties acknowledge and agree that the Services performed by the Service Provider, its employees, agents or sub-contractors shall be as an independent contractor and that nothing in this Agreement shall be deemed to constitute a partnership, joint venture, agency relationship or otherwise between the parties.

2.5  Confidentiality

Neither Party will use, copy, adapt, alter or part with possession of any information of the other which is disclosed or otherwise comes into its possession under or in relation to this Agreement and which is of a confidential nature. This obligation will not apply to information which the recipient can prove was in its possession at the date it was received or obtained or which the recipient obtains from some other person with good legal title to it or which is in or comes into the public domain otherwise than through the default or negligence of the recipient or which is independently developed by or for the recipient.

2.6  Notices

Any notice which may be given by a Party under this Agreement shall be deemed to have been duly delivered if delivered by hand, first class post, facsimile transmission or electronic mail to the address of the other Party or any other address notified in writing to the other Party. Subject to any applicable local law provisions to the contrary, any such communication shall be deemed to have been made to the other Party, if delivered by:

i.        first class post, 2 days from the date of posting;

ii.       hand or by facsimile transmission, on the date of such delivery or transmission; and

iii.

electronic mail, when the Party sending such communication receives confirmation of such delivery by electronic mail.

2.7 Miscellaneous

h.        The failure of the Customer to enforce its rights under this Agreement at the time agreed under the Agreement shall be construed as a waiver of such.

i.        If any part, term or provision of this Agreement is held to be illegal or unenforceable neither the validity or enforceability of the remainder of this Agreement shall be affected.

j.        Neither Party shall assign or transfer all or any part of its rights under this

Agreement without the consent of the other Party.

k.        This Agreement may not be amended for any other reason without the prior written agreement of both Parties.

l.        This Agreement constitutes the entire understanding between the Parties relating to the subject matter hereof unless any representation or warranty made about this Agreement was made fraudulently and, save as may be expressly referred to or referenced herein, supersedes all prior representations, writings, negotiations or understandings with respect hereto.

m.        Neither Party shall be liable for failure to perform or delay in performing any obligation under this Agreement if the failure or delay is caused by any circumstances beyond its reasonable control, including but not limited to acts of god, war, civil commotion or industrial dispute. If such delay or failure continues for at least 7 days, the Party not affected by such delay or failure shall be entitled to terminate this Agreement by notice in writing to the other.

AS WITNESS the hands of the Parties hereto or their duly authorised representatives the day and year first above written.

Service Provider                                                                                            Customer

Vado Corp.                                                                                                             Nebozízek s.r.o.

             /S/ Dusan Konc                                                                    /S/ Nebozízek s.r.o.

President